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                                                                    Exhibit 10.4




                             STOCK OPTION AGREEMENT
                           REYNARD MOTORSPORT LIMITED
                               September 25, 1998



         THIS AGREEMENT is made as of the 25th day of September, 1998, between Reynard Motorsport Limited, a United Kingdom corporation (the "Company"), and Alex Hawkridge (the "Optionee").

         The Board of Directors voted in favor of granting to the Optionee an option to purchase ordinary shares of the Company with respect to 117,760 shares at a purchase price of (pound)36.50 per share and subject to other terms and conditions.

         In consideration of the promises and mutual covenants herein contained, the Company and the Optionee agree as follows:

         1. The Company hereby grants to the Optionee upon the terms and conditions hereinafter stated the right and option (the "Option") to purchase all or any part of an aggregate of 117,760 shares of the Company's authorized but unissued or reacquired ordinary shares at a purchase price of (pound)36.50 per share.

         2. The Option is granted upon the following terms:

            2.1 Duration of the Options. Subject to reductions in the Option period as hereinafter provided in the event of death of the Optionee, the Option shall continue in effect until the earlier of (i) the date the Optionee purchases shares hereunder, or (ii) ten years from the date hereof.

            2.2       Time of Exercise. Except as provided in paragraph 2.1 and
2.5 the Option may be exercised from time to time commencing on the effective date of this agreement.

            2.3 Nonassignability. The Option is nonassignable and nontransferable by the Optionee except by will or by the laws of descent and distribution of the state or country of the Optionee's domicile at the time of death, and is exercisable during the Optionee's lifetime only by the Optionee.



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            2.4      Termination of Engagement.

                     (a) In the event the Optionee's engagement by the Company or by any parent or subsidiary of the Company is terminated because of death or physical disability, the Option shall be fully exercisable and the Option shall not terminate until the end of the six month period following such cessation of the relationship, unless by the terms of the Option it sooner terminates or expires.

                     (b) In the event the Optionee's engagement by the Company or by any parent or subsidiary of the Company ceases because of death of the Optionee, the Option may, to the extent the Optionee would have been able to exercise the Option, be exercised after his death by the person or persons to whom the Optionee's rights under the Option shall pass by will or by the laws of descent and distribution of the state or country of the Optionee's domicile at the time of death.

                     (c) In the event of death or termination of engagement of the Optionee, to the extent the Option shall not have been exercised within the limited periods provided above, all further rights to purchase shares pursuant to the Option and all other rights relating to the Option shall cease and terminate at the expiration of such periods.

            2.5 Purchase of Shares. Shares may be purchased or acquired pursuant to the Option only upon receipt by the Company or notice in writing from the Optionee of the Optionee's intention to exercise, specifying the number of shares as to which the Optionee desires to exercise the Option and the date on which the Optionee desires to exercise the Option, and the date on which the Optionee desires to complete the transaction, which shall not be more than 30 days after receipt of the notice and, unless in the opinion of counsel for the Company such representation is not required in order to comply with the United States Securities Act of 1933, as amended, containing a representation that it is the Optionee's present intention to acquire the shares for investment and not with a view to distribution. On or before the date specified for completion of the purchase of shares pursuant to the Option, the Optionee must have paid the Company the full price of such shares in cash, or by such other means as is acceptable to the Company, in its discretion. No shares shall be issued until full payment therefor has been made, and the Optionee shall have none of the rights of a shareholder until a certificate for shares is issued to the Optionee. The Optionee shall, upon notification of the amount due, if any, and prior to or concurrently with delivery of the certificates representing the shares with respect to which the Option was exercised pay to the Company amounts necessary to satisfy any applicable United Kingdom, United States federal, state, and local withholding tax




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requirements. If additional withholding becomes required beyond any amount deposited before delivery of the certificates, the Optionee shall pay such amount to the Company on demand, including withholding of shares or proceeds from the sale of shares by Optionee. In the absence of such payment, the Company may withhold such amount from any funds owed by the Company to the Optionee.

            2.6 Changes in Capital Structure. In the event that the outstanding ordinary shares of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or another corporation, by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or dividend payable in shares, appropriate adjustment shall be made by the Board of Directors in the number and kind of shares for purchase pursuant to the Option and the corresponding Option price. Any such adjustment made by the Board of Directors shall be conclusive.

         3. The obligations of the Company under this Agreement are subject to the approval of such state or federal authorities, if any, as may have jurisdiction in the matter. The Company will use its best efforts to take such steps as may be required by state or federal law or applicable regulations, including rules and regulations of the United States Securities and Exchange Commission and any stock exchange on which the Company's shares may then be listed, in connection with the issuance or sale of any shares purchased upon the exercise of the Option, provided, however that the Company shall not be obligated hereunder to register the Option or shares covered by the Option.

         4. Nothing in this Agreement shall confer upon the Optionee any right to be engaged by the Company as an employee, director, agent, consultant, or independent contractor or shall interfere in any way with the right of the Company or any subsidiary by whom the Optionee is engaged to terminate the Optionee's engagement at any time, for any reason, with or without cause.

         5. This Agreement shall be binding upon and shall inure to the benefit or any successor or successors of the Company but except as hereinabove provided the Option herein granted shall not be assigned or otherwise disposed of by the Optionee.

         6. No amendment to this Agreement shall be valid unless such amendment is in writing and is signed by authorized representatives of both parties to this Agreement.

         7. Any of the terms and conditions of this Agreement may be waived at any time and from time to time in writing by the party entitled to the benefit thereof, but a waiver in one instance shall not be deemed to constitute a waiver in any other instance. A failure to enforce any provision of this Agreement shall not operate as a waiver of the provision or of any other provision hereof.

         8. In the event that any provision of this Agreement shall be held to be invalid, illegal or unenforceable in any circumstances, the remaining provisions shall nevertheless remain



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in full force and effect and shall be construed as if the unenforceable portion or portions were deleted.

         9. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

         10. All notices, requests, payments, instructions, claims or other communications hereunder shall be in writing and shall be deemed to be given or made when delivered by first-class, registered or certified mail to the following address or addresses or such other address or addresses as the parties may designate in writing in accordance with this Section:


         If to Company:          Attn:  Adrian Reynard
                                 7 Murdock Road
                                 Bicester, Oxon
                                 OX6 7PL England


         If to Optionee:         Alex Hawkridge
                                 7 Murdock Road
                                 Bicester, Oxon
                                 OX6 7PL England


         IN WITNESS WHEREOF, the parties have executed this Agreement in duplicate as of the day and year first hereinabove written.

                                       REYNARD MOTORSPORT LIMITED


                                       By:
                                          ------------------------------
                                          Director



                                       ---------------------------------
                                       Alex Hawkridge



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